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                                                                   EXHIBIT 10.32

                                PLACEMENT FEE LETTER

                                 November 17, 1997


Security Capital Markets Group Incorporated
399 Park Avenue
New York, New York  10022
Attention:  Mr. Garret C. House, Vice President

     Re:  Prime Group Realty Trust

Gentlemen:

     This letter confirms the appointment of Security Capital Markets Group Incorporated ("SCMG") by Prime Group Realty Trust (the "Company") and Prime Group Realty, L.P. (the "Operating Partnership") as a Placement Agent in connection with that certain Series A Preferred Securities Purchase Agreement (the "Purchase Agreement") by and among the Company, the Operating Partnership and Security Capital Preferred Growth Incorporated ("SCPG"), pursuant to which SCPG is purchasing 2 million shares of the Company's Series A Cumulative Convertible Preferred Shares of Beneficial Interest (the "Securities"). Nothing herein shall constitute an undertaking by SCMG to underwrite or otherwise purchase the Securities.

     For these services, the Company and the Operating Partnership jointly agree that SCMG's compensation hereunder will consist of a fee (the "Fee") equal to 1% of the Aggregate Purchase Price (as defined in the Purchase Agreement) of all Securities purchased by SCPG pursuant to the Purchase Agreement. Such fee shall be payable at or prior to the Closing Date (as defined in the Purchase Agreement). The Company and the Operating Partnership agree and acknowledge that no fee payable to any other finder, broker, broker-dealer or other party shall reduce the Fee Payable hereunder.

     Each of SCMG, the Company and the Operating Partnership agrees that (i) in connection with the sale of the Securities, neither it nor any person acting on its behalf has offered or sold or will offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the following: (A) any advertisement, article, notice or other communication published in any newspaper or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising; and (ii) it has solicited and will solicit offers for Securities only from and will offer Securities only to, investors that it has a reasonable basis to believe are "accredited investors" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

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     In consideration for SCMG agreeing to provide the services referred to herein, the Company and the Operating Partnership jointly agree to indemnify and hold harmless SCMG, its affiliates and each other entity or person, if any, controlling SCMG or any of its affiliates within the meaning of the federal securities laws, and their respective directors, officers and employees (SCMG and each such entity or person being referred to as an "Indemnified Person"), from and against any claim by any third party for any losses, claims, damages or liabilities (or actions in respect thereof) relating to or arising out of the services performed pursuant to this agreement, the purchase contemplated hereby or SCMG's role in connection therewith, and to reimburse any Indemnified Person for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with any action, suit or proceeding in relation thereto or in connection therewith, other than any such losses, claims, damages, liabilities or expenses of any Indemnified Person that are determined by final judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person's gross negligence or SCMG's intentional and material breach of this agreement. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment subject to the rights of the Company in this paragraph to claim exemption from its indemnity obligations. The Company shall not, without the prior written consent of any Indemnified Person, effect any settlement of any proceeding in respect of which such Indemnified Person is a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     This agreement shall be governed by the internal laws of the state of Illinois. This agreement may be terminated at any time by the Company or SCMG upon written notice to the other party; provided that the representations and indemnity obligations of the Company hereunder and the obligation of the Company to pay SCMG the Fee shall survive any termination of SCMG's engagement hereunder and any sale of such Securities.

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     Please indicate your agreement with this understanding by signing the letter below and returning it to the undersigned.

                              Sincerely,

                              PRIME GROUP REALTY TRUST

                              By:/s/ W. Michael Karnes
                                 --------------------------------
                              Name  W. Michael Karnes
                                  -------------------------------
                              Its  Executive Vice President and
                                 --------------------------------
                                  Chief Financial Officer
                                  -------------------------------

                              PRIME GROUP REALTY, L.P.

                              By:  Prime Group Realty Trust, its
                                   general partner

                              By: /s/ W. Michael Karnes
                                  ------------------------------
                              Name  W. Michael Karnes
                                  ------------------------------
                              Its  Executive Vice President and
                                  ------------------------------
                                  Chief Financial Officer
                                  ------------------------------


Accepted and Agreed to as of the date set forth above:

SECURITY CAPITAL MARKETS GROUP INCORPORATED


By: /s/ Garret C. House
    --------------------
Name  Garret C. House
    --------------------
Its  Vice  President
   ---------------------